Exhibit 99.5

Report of Independent Registered Public Accounting Firm

We have examined the accompanying assertions made by management on The Pennsylvania Higher Education Assistance Agency’s (PHEAA) compliance with the requirements of the Federal Family Education Loan Program for the period from December 1, 2003 (date of formation of PHEAA Student Loan Trust I) to June 30, 2004.  Management is responsible for PHEAA’s compliance with those requirements.  Our responsibility is to express an opinion on management’s assertion about PHEAA’s compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about PHEAA’s compliance with those requirements and performing such other procedures as we considered necessary in the circumstances.  We believe that our examination provides a reasonable basis for our opinion.  Our examination does not provide a legal determination on PHEAA’s compliance with specified requirements.

In our opinion, management’s assertion that PHEAA complied with the aforementioned requirements for the period from December 1, 2003 (date of formation of PHEAA Student Loan Trust I) to June 30, 2004 is fairly stated, in all material respects.

The report is intended solely for the information and use of the Board of Directors and management of PHEAA, PHEAA Student Loan Trust I, the Indenture Trustee and the Owner Trustee and is not intended to be and should not be used by anyone other than these specified parties.

/s/ KPMG LLP
Harrisburg, PA
September 30, 2004

Attachment to Report of Independent Registered Public Accounting Firm
regarding Servicer

Management Report on the Pennsylvania Higher Education Assistance Agency’s compliance, as Servicer, with the Requirements of the Servicing Agreement

Management of the Pennsylvania Higher Education Assistance Agency (PHEAA), as Servicer, is responsible for compliance with the requirements of the Federal Family Education Loan Program for the period from December 1, 2003 (date of formation of PHEAA Student Loan Trust I) to June 30, 2004 (the Period).  Those requirements are as follows:

•                 The loan information (loan types, interest rate, beginning and ending principal loan balances), and loan status (past due, in grace, in deferment) reported in Parts I, II, III, IV, and V of either the LaRS (formerly known as the Department of Education (ED) Form 799) prepared by PHEAA and submitted to ED on behalf of our lender clients or the billing information prepared by PHEAA and submitted to our lender clients during the Period, PHEAA had effective internal control over compliance with the requirements that such information be in agreement.

•                 PHEAA supported loans reported in either the LaRS (formerly known as the ED Form 799) prepared by PHEAA and submitted to ED on behalf of our lender clients or the billing information prepared by PHEAA and submitted to our lender clients during the Period with – and as of June 30, 2004, PHEAA had effective internal control over compliance requirements for supporting loans with – loan records that include all applicable documents listed in Section II, Compliance Requirements 2, of the Audit Guide for Compliance Audits (Attestation Engagements) for Lenders and Lender Servicers Participating in the Federal Family Education Loan Program prepared by the U.S. Department of Education, Office of Inspector General, dated December 1996 (the Audit Guide) that our lender clients have contracted with PHEAA to store.

•                 During the Period, PHEAA completely reported, classified and computed, in accordance with LaRS (formerly known as the ED Form 799) instructions – and as of June 30, 2004, PHEAA had effective internal control over compliance with LaRS (formerly known as ED Form 799) instructions for classifying and computing – the loan origination information reported in Part I in either the LaRS (formerly known as the ED Form 799) prepared by PHEAA and submitted to ED on behalf of our lender clients or the billing information prepared by PHEAA and submitted to our lender clients.

Although PHEAA prepared LaRS (formerly known as the ED Form 799) billing information for our lender clients, each individual lender client will have to make their own assertion regarding compliance with requirements for payment to ED of origination fees in excess of interest and special allowance.

•                 Loans included in Part II of either the LaRS (formerly known as the ED Form 799) prepared by PHEAA and submitted to ED on behalf of our lender clients or the billing information prepared by PHEAA and submitted to our lender clients during the Period were – and as of June 30, 2004, PHEAA had effective internal control over compliance with requirements that loans are (1) in a status eligible for interest benefits, (2) assigned the correct interest rate in accordance with Section 427A(a)-(i) of the Higher Education Act of 1965, as amended, and (3) classified in the correct interest rate category in accordance with LaRS (formerly known as the ED Form 799) instructions.  Ending principal amounts, average daily balances and interest amounts were calculated in accordance with – and as of June 30, 2004, PHEAA had effective internal controls over compliance with requirements for calculation in accordance with – the LaRS (formerly known as the ED Form 799) instructions.

•                 Loans included in Part III of either the LaRS (formerly known as the ED Form 799) prepared by PHEAA and submitted to ED on behalf of our lender clients or the billing information prepared by PHEAA and submitted to our lender clients during the Period were - and as of June 30, 2004, PHEAA had effective internal control over compliance with requirements that loans are (1) in a status eligible for interest benefits, (2) assigned the correct interest rate in accordance with Section 427A(a)-(i) of the Higher Education Act of 1965, as amended, and (3) classified in the correct interest rate category in accordance with LaRS (formerly known as the ED Form 799) instructions.  Ending principal amounts, average daily balances and interest amounts were calculated in accordance with – and as of June 30, 2004, PHEAA had effective internal controls over compliance with requirements for calculation in accordance with – the LaRS (formerly known as the ED Form 799) instructions.

•                 In Parts IV and V of the LaRS (formerly known as the ED Form 799) prepared by PHEAA and submitted to ED on behalf of our lender clients or the billing information prepared by PHEAA and submitted to our lender clients during the Period, PHEAA properly classified and accurately reported – and as of June 30, 2004, PHEAA had effective internal control over compliance with requirements to properly classify and report – loan principal balances in accordance with the LaRS (formerly known as the ED Form 799) instructions and included all outstanding loans (except those for which the guaranty was voided are not included in Part VI).

•                 Loans purchases and sales made on behalf of our lender clients during the Period were recorded by PHEAA in accordance with – and as of June 30, 2004, PHEAA had effective internal control over compliance for recording loan purchases/sales in accordance with the applicable documents such as purchase/sales agreements or the instructions lender provided to PHEAA with respect to the start/end date of eligibility for interest, special allowance and responsibility for payment of loan origination fees.

During the Period, PHEAA recorded completely and accurately in the servicer’s loan servicing system – and as of June 30, 2004, PHEAA had effective internal control over compliance with requirements to record completely and accurately in the servicer’s loan servicing system – all applicable LaRS (formerly known as the ED Form 799) loan data for loans transferred, including beginning balances.

Although PHEAA prepared LaRS (formerly known as the ED Form 799) billing information for our lender clients, each individual lender client will have to make their own assertion regarding compliance with requirements for payment to ED of origination fees in excess of interest and special allowance.

•                 Upon receipt of Student Status Confirmation Reports or other notification of change information for loans serviced during the Period, PHEAA accurately updated – and as of June 30, 2004, PHEAA had effective internal control over compliance with requirements to accurately update – loan records for changes to student status, including conversion to repayment status in accordance with 34 CFR 682.401(b)(20) and 34 CFR 682.209, respectively.

•                 For loans serviced during the Period, PHEAA: (a) calculated – and as of June 30, 2004, PHEAA had effective internal control over compliance with requirements to calculate – interest and principal in accordance with 34 CFR 682.304 and (b) applied – and as of June 30, 2004, PHEAA had effective internal control over compliance with requirements to apply (i) loan payments effective with the day of receipt and (ii) prepayments in accordance with 34 CFR 682.209 or the documented specific request of the borrower.

•                 For loans serviced during the Period, PHEAA complied with –and as of June 30, 2004, PHEAA had effective internal control over compliance with – the due diligence requirements for collection of delinquent loans, including the requirements for skip-tracing or pre-claims assistance set forth in 34 CFR 682.411 (c)-(m).

•                 For loans serviced during the Period, PHEAA complied with – and as of June 30, 2004, PHEAA had effective internal control over compliance with – deadlines for timely filing of claims with the guaranty agency concerning death, disability, false certification, closed schools, or bankruptcy contained in 34 CFR 682.402(b), (c), (d), (e), (f) and (g) for default claims contained in 34 CFR 682.406(a)(5).  For loans serviced during the Period, PHEAA accurately categorized – and as of June 30, 2004, PHEAA had effective internal control over compliance with requirements for accurately categorizing – amounts pertaining to claims in the LaRS (formerly known as the ED Form 799).

•                 For loans with timely-filing violations or due diligence violations that were cured during Period, PHEAA documented that it performed – and, as of June 30, 2004, PHEAA had effective internal control over compliance with requirements to perform – cure procedures required by 34 CFR 682 Appendix D [Bulletin 88-G-138].  For loans on which a cure was required but that were not cured during the year ended June 30, 2004, PHEAA properly categorized – and, as of June 30, 2004, PHEAA had effective internal control over compliance with the requirements to properly categorize the loans in the LaRS (formerly known as the ED Form 799) prepared and submitted to ED on behalf of our lender clients or the billing information prepared by PHEAA and submitted to our lender clients.

Management has performed an evaluation of PHEAA’s compliance with the aforementioned requirements of the Federal Family Education Loan Program.  Based upon this evaluation, management believes that, for the period from December 1, 2003 (date of formation of PHEAA Student Loan Trust I) to June 30, 2004, PHEAA was in compliance with the aforementioned requirements of the Federal Family Education Loan Program.

/s/ JAMES L. PRESTON	September 29, 2004
James L. Preston	Date
Executive Vice President
PHEAA, as Servicer